UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): September 12, 2012

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
(Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

Effective September 12, 2012, Christopher Robin Relph tendered and we accepted his resignation as a director and Chairman and Chief Financial Officer of our company. In his letter of resignation, Mr. Relph sets out various disagreements he has with our company as reasons for his resignation. A copy of the letter of resignation is filed as an exhibit herewith.

We strongly disagree with the statements made by Mr. Relph in his letter of resignation. After numerous discussions regarding our strategic plans, business risks and our current financial resources, we believe Mr. Relph’s resignation is in the best interests of our company and our shareholders.

Upon the resignation of Mr. Relph, we appointed Simon Eley, our current President and Chief Executive Officer, as interim Chief Financial Officer. In line with our plans, we expect to appoint additional directors and officers to manage our growth going forward. A description of Mr. Eley’s business experience, related party transactions with our company and other information can be found in our Form 10-K for the year ended May 31, 2012 filed on September 13, 2012 with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
17.1	Letter of Resignation of Christopher Robin Relph

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2012	BUCKINGHAM EXPLORATION INC.

	By:	/s/ Simon Eley
Simon Eley
President and Chief Executive Officer